Exhibit 99.1

www.bankrate.com

For more information contact:

Edward J. DiMaria

SVP, Chief Financial Officer

edimaria@bankrate.com

(917) 368-8608

Bruce J. Zanca

SVP, Chief Communications/Marketing Officer

bzanca@bankrate.com

(917) 368-8648

FOR IMMEDIATE RELEASE

Reminder – Conference Call and Webcast Today at 4:30 P.M. Eastern Time

Interactive Dial-In: (866) 713-8566, Passcode 40657231. International Callers Dial-In (617) 597-5325,

Passcode 40657231 (10 minutes before the call). Webcast: http://investor.bankrate.com/

BANKRATE ANNOUNCES FOURTH QUARTER & FULL YEAR 2012 FINANCIAL RESULTS

NEW YORK, NY – February 12, 2013

($ in millions, except per share amounts)
	Q4-12	Q4-11	FY-12	FY-11
Revenue	$93.2	$113.8	$457.2	$424.2

Net Income
GAAP	0.3	14.0	29.3	(13.4)
Adjusted	5.8	19.1	56.0	62.1

Diluted Earnings per Share (EPS)
GAAP	$0.00	$0.14	$0.29	($0.14)
Adjusted	$0.06	$0.19	$0.56	$0.61

Adjusted EBITDA	17.9	38.5	123.1	135.4

Bankrate, Inc. (NYSE: RATE) today reported financial results for the fourth quarter and full fiscal year ended December 31, 2012. Total revenue for the fourth quarter was $93.2 million compared to $113.8 million in the fourth quarter of 2011, a decrease of 18%. Revenue for the full year ended December 31, 2012 was $457.2 million compared to $424.2 million in 2011, representing a $33.0 million or 8% increase.

Net income for the quarter was $0.3 million or approximately zero cents per fully diluted share, compared to net income of $14.0 million, or $0.14 per fully diluted share in the fourth quarter of 2011. For the full year 2012, net income was $29.3 million or $0.29 per fully diluted share, compared to a net loss of $13.4 million, or $0.14 per fully diluted share in 2011.

Adjusted EPS, as outlined in the attached reconciliation, were $0.06 for the fourth quarter of 2012, compared to Adjusted EPS of $0.19 for the fourth quarter of 2011, representing a decrease of 68%. Adjusted EPS were $0.56 for the full year 2012, compared to $0.61 in 2011, representing a decrease of 8%.

Adjusted EBITDA, as outlined in the attached reconciliation, were $17.9 million, with a margin of 19%, in the fourth quarter of 2012 compared to $38.5 million, with a margin of 34%, in the fourth quarter of 2011, a decrease of 53%. For the full year 2012, Adjusted EBITDA were $123.1 million, compared to $135.4 million in 2011, a decrease of 9%.

2013 Guidance

Bankrate expects revenue for 2013 to be relatively flat compared to 2012 with an Adjusted EBITDA margin in the low to mid 20% range. In addition, the Company expects the first half of 2013 to show a year over year decrease in revenue of 10% to 20%, and the second half of 2013 to post a year over year revenue increase of 10% to 20%.

“In insurance, the strategic transition to higher quality, high-margin leads is moving even more aggressively forward — and with our deep cuts of poor performing traffic behind us in Q4, is now on-track in many of our key criteria, such as agent sign ups and retention,” said Thomas R. Evans, President and CEO of Bankrate, Inc. “That’s why we see Q4 as the bottoming out of that transition curve that we’ve discussed in the last two quarters. Encouragingly, in credit cards, we’re beginning to see the increased marketing activity across our portfolio of card issuers after a period of marketplace caution,” Mr. Evans added.

Fourth Quarter & Full Year 2012 Financial Highlights

•	Total revenue for the quarter was $93.2 million, a decrease of 18%, or $20.5 million from the $113.8 million in 2011. Revenue for the full year totaled $457.2 million, up 8% or $33.0 million vs. 2011.

•

Adjusted EBITDA of $17.9 million in the fourth quarter was 53% or $20.6 million lower compared to the fourth quarter of 2011. For the full year 2012, Adjusted EBITDA was $123.1 million vs. $135.4 million in 2011 or down 9%.

•	Display advertising, or CPM revenue, in the fourth quarter was 18% higher compared to the same period last year. For the full year 2012, CPM product revenue was up 26% vs. the prior year.

•	Hyperlink, or CPC revenue, for the quarter was 18% higher compared to the same period last year. Full year 2012 CPC revenue was up 65% vs. 2011.

•

Lead generation revenue, which consists of CPA and CPL revenue, was 29% lower compared to the fourth quarter 2011. For the full year 2012, lead generation revenue was 5% lower vs. 2011. Marketing by credit card issuers on the Company’s platform was significantly lower compared to historically high Q4 2011 and full year 2011 levels. In addition the Company continues to transition its insurance business to higher quality, higher converting volume and to reduce lesser converting lead sources. As a result, low agent termination rates in Q4 2012 led to a sequential increase in the number of purchasing agents in January 2013.

•

At the end of the fourth quarter, the company’s leverage ratio was 0.9x on a net debt basis based on the company’s trailing twelve month Adjusted EBITDA of $123.1 million compared to 0.9x at the end of the third quarter of 2012.

Share Repurchase Program

Bankrate’s Board of Directors has authorized a $70 million share repurchase program. The program is effective immediately and authorizes the repurchase of up to $70 million of Bankrate’s common stock in open market or private transactions. The timing of the repurchases will depend on several factors, including prevailing market conditions and prices. The program will expire on December 31, 2014.

February 12, 2013 Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please call: (866) 713-8566, passcode 40657231. International participants should dial: (617) 597-5325, passcode 40657231. Please access at least 10 minutes prior to the time the conference is set to begin. A webcast of this call can be accessed at Bankrate’s website: http://investor.bankrate.com/.

Replay Information:

A replay of the conference call will be available beginning February 12, 2013 at 6:30 p.m. ET / 3:30 p.m. PT through February 19, 2013 at 11:59 p.m. ET / 8:59 p.m. PT. To listen to the replay, call (888) 286-8010 and enter the passcode: 43619501. International callers should dial (617) 801-6888 and enter the passcode: 43619501.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA, Adjusted EPS, and Gross Margin excluding stock based compensation, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future. Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the financial tables below.

About Bankrate, Inc.

Bankrate is a leading publisher, aggregator and distributor of personal finance content on the Internet. Bankrate provides consumers with proprietary, fully researched, comprehensive, independent and objective personal finance editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, and other categories, such as retirement, automobile loans, and taxes. The Bankrate network includes Bankrate.com, our flagship website, and other owned and operated personal finance websites, including, but not limited to, CreditCards.com, Interest.com, Bankaholic.com, Mortgage-calc.com, CreditCardGuide.com, InsuranceQuotes.com, CarInsuranceQuotes.com, AutoInsuranceQuotes.com, InsureMe.com, CreditCards.ca, and NetQuote.com. Bankrate aggregates rate information from over 4,800 institutions on more than 300 financial products. With coverage of approximately 600 local markets in all 50 U.S. states, Bankrate generates over 172,000 distinct rate tables capturing, on average, over three million pieces of information weekly. Bankrate develops and provides web services to over 75 co-branded websites with online partners, including some of the most trusted and frequently visited personal finance sites on the Internet such as Yahoo!, AOL, CNBC and Bloomberg. In addition, Bankrate licenses editorial content to over 100 newspapers on a daily basis including The Wall Street Journal, USA Today, The New York Times, The Los Angeles Times and The Boston Globe.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, our strategy and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our web site; increased competition and its effect on our website traffic, advertising rates, margins and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites; interest rate volatility; technological changes; our ability to manage traffic on our websites and service interruptions; our ability to maintain and develop our brands and content; the fluctuations of our results of operations from period to period; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to incur additional debt or equity financing; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future; the effect of unexpected liabilities we assume from our acquisitions; changes in application approval rates by our credit card issuer customers; our ability to successfully execute on our strategy, including without limitation our insurance quality initiative, and the effectiveness of our strategy; our ability to attract and retain executive officers and personnel; the impact of resolution of lawsuits to which we are a party; our ability to protect our intellectual property; the effects of facing liability for content on our websites; our ability to establish and maintain distribution arrangements; our ability to maintain good working relationships with our customers and third-party providers and to continue to attract new customers; the effect of our expansion of operations in China and possible expansion to other international markets, in which we may have limited experience; the willingness of consumers to accept the Internet and our online network as a medium for obtaining financial product information; the strength of the U.S. economy in general and the financial services industry in particular; changes in monetary and fiscal policies of the U.S. Government; changes in consumer spending and saving habits; changes in the legal and regulatory environment; changes in accounting principles, policies, practices or guidelines; and our ability to manage the risks involved in the foregoing. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, and additional information will also be set forth in our Annual Report on Form 10-K that will be filed for the year ended December 31, 2012. These documents are available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. We undertake no obligation to update or revise forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

-Financial Statements Follow-

###

Bankrate, Inc. and Subsidiaries

Consolidated Balance Sheets

($ In thousands, except per share data)

	December 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$83,590	$56,213
Accounts receivable, net of allowance for doubtful accounts of $658 and $1,534 at December 31, 2012 and 2011	52,598	60,543
Deferred income taxes	3,763	24,690
Prepaid expenses and other current assets	13,691	2,535

Total current assets	153,642	143,981

Furniture, fixtures and equipment, net of accumulated depreciation of $12,851 and $6,676 at December 31, 2012 and 2011	10,024	9,065
Intangible assets, net of accumulated amortization of $128,366 and $81,212 at December 31, 2012 and 2011	382,732	378,240
Goodwill	602,173	595,522
Other assets	11,579	10,604

Total assets	$1,160,150	$1,137,412

Liabilities and Stockholders’ Equity

Liabilities
Accounts payable	$8,227	$9,564
Accrued expenses	22,033	26,288
Deferred revenue and customer deposits	3,861	5,891
Accrued interest	10,588	10,588
Other current liabilities	6,399	3,969

Total current liabilities	51,108	56,300

Deferred income taxes	64,482	82,670
Senior secured notes, net of unamortized discount	193,943	193,613
Other liabilities	22,466	16,367

Total liabilities	331,999	348,950

Commitments and contingencies

Stockholders’ equity
Common stock, par value $.01 per share -
300,000,000 shares authorized at December 31, 2012 and 2011;
100,097,969 and 99,992,000 shares issued at December 31, 2012 and 2011;
100,047,441 and 99,992,000 shares outstanding at December 31, 2012 and 2011	1,000	1,000
Additional paid-in capital	843,393	832,797
Accumulated deficit	(15,264)	(44,595)
Less: Treasury stock, at cost 50,528 and 0 shares at December 31, 2012 and 2011	(591)	—
Accumulated other comprehensive loss	(387)	(740)

Total stockholders’ equity	828,151	788,462

Total liabilities and stockholders’ equity	$1,160,150	$1,137,412

Bankrate, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

($ In thousands, except per share data)

	(Unaudited)
	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Revenue	$93,244	$113,769	$457,164	$424,200
Cost of revenue (excludes depreciation and amortization)	30,788	32,364	146,357	143,710

Gross margin	62,456	81,405	310,807	280,490

	67.0%	71.6%	68.0%	66.1%
Operating expenses:
Sales	4,037	3,402	16,114	12,980
Marketing	28,435	26,344	126,222	86,053
Product development	4,371	4,048	17,023	14,866
General and administrative	9,962	11,684	37,431	36,662
Legal settlements	(24)	—	874	—
Acquisition, offering and related expenses and related party fees	(32)	3,390	335	44,248
Restructuring charges	—	1,034	—	1,272
Depreciation and amortization	14,395	10,971	52,854	43,536

	61,144	60,873	250,853	239,617

Income from operations	1,312	20,532	59,954	40,873

Interest and other expenses, net	(6,494)	(6,431)	(25,771)	(31,786)
Change in fair value of contingent acquisition consideration	4,785	(208)	2,645	(292)
Loss on early extinguishment of debt	—	—	—	(16,629)

(Loss) income before income taxes	(397)	13,893	36,828	(7,834)
Income tax expense (benefit)	(741)	(152)	7,497	5,588

Net income (loss)	$344	$14,045	$29,331	$(13,422)

Basic and diluted net income (loss) per share:
Basic	$0.00	$0.14	$0.29	$(0.14)
Diluted	0.00	0.14	0.29	(0.14)
Weighted average common shares outstanding:
Basic	100,097,969	99,879,865	99,985,782	94,160,687
Diluted	100,101,578	100,933,237	100,831,459	94,160,687
Other comprehensive income (loss), net of tax:
Net income (loss)	$344	$14,045	$29,331	$(13,422)
Foreign currency translation gain (loss)	14	(57)	353	—

Comprehensive income (loss)	$358	$13,988	$29,684	$(13,422)

Bankrate, Inc. and Subsidiaries

Non-GAAP Measures (unaudited)

($ in thousands, except per share data)

	(Unaudited) Three months ended		(Unaudited) Twelve months ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Revenue	$93,244	$113,769	$457,164	$424,200

Gross margin excluding stock based compensation (1)	$62,584	$81,613	$311,406	$280,935

Gross margin excluding stock based compensation %	67.1%	71.7%	68.1%	66.2%

Adjusted EBITDA (2)	$17,929	$38,509	$123,137	$135,438

Adjusted EBITDA margin	19.2%	33.8%	26.9%	31.9%

Adjusted net income (3)	$5,798	$19,096	$56,030	$62,060

Adjusted EPS	$0.06	$0.19	$0.56	$0.61

Common shares outstanding (4):	100,101,578	100,933,237	100,831,459	100,933,237

(1) Gross margin excluding stock based compensation represents gross margin plus stock based compensation classified as cost of revenue.

Reconciliation of gross margin excluding stock based compensation
Gross margin	$62,456	$81,405	$310,807	$280,490
Stock based compensation	128	208	599	445

Gross margin excluding stock based compensation	$62,584	$81,613	$311,406	$280,935

(2)     Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization adjusted to exclude legal settlements; acquisition, offering and related expenses and related party fees; restructuring charges; stock based compensation; changes in fair value of contingent acquisitions consideration and loss on early extinguishment of debt.

Reconciliation of adjusted EBITDA
Income from operations	$1,312	$20,532	$59,954	$40,873
Legal settlements	(24)	—	874	—
Acquisition, offering and related expenses and related party fees	(32)	3,390	335	44,248
Restructuring charges	—	1,034	—	1,272
Stock based compensation	2,278	2,582	9,120	5,509
Depreciation and amortization	14,395	10,971	52,854	43,536

Adjusted EBITDA	$17,929	$38,509	$123,137	$135,438

(3)       Adjusted net income adds back other income; change in fair value of contingent acquisition consideration; accretion interest included in change in fair value of contingent acquisition consideration; loss on early extinguishment of debt; legal settlements; acquisition, offering and related expenses and related party fees; restructuring charges; stock based compensation; and amortization; net of tax.

Reconciliation of adjusted net income
(Loss) income before income taxes	$(397)	$13,893	$36,828	$(7,834)
Other income	—	—	(135)	—
Non-recurring change in fair value of contingent acquisition consideration (5)	(5,816)	—	(4,812)	—
Loss on early extinguishment of debt	—	—	—	16,629
Legal settlements	(24)	—	874	—
Acquisition, offering and related expenses and related party fees	(32)	3,390	335	44,248
Restructuring charges	—	1,034	—	1,272
Stock based compensation (6)	2,278	2,582	9,120	5,509
Amortization	13,496	10,406	49,643	41,913

Adjusted income before tax	9,505	31,305	91,853	101,737
Income tax (7)	3,707	12,209	35,823	39,677

Adjusted net income	$5,798	$19,096	$56,030	$62,060

(4)     Pro forma for post-IPO share count for 2011 periods presented.

(5)     Non-recurring change in fair value of acquisition consideration represents changes in fair value attributable to lower than expected earnings of acquired businesses.

Reconciliation of non-recurring change in fair value of acquisition consideration
Change in fair value of contingent acquisition consideration	$4,785	$(208)	$2,645	$(292)
Change in fair value due to passage of time	(1,031)	(208)	(2,167)	(292)

Non-recurring change in fair value of contingent acquisition consideration	$5,816	$—	$4,812	$—

(6) Stock based compensation is recorded in the following line items:

Cost of revenue	$128	$208	$599	$445
Sales	353	415	1,387	899
Marketing	271	261	1,013	520
Product development	341	462	1,492	985
General and administrative	1,185	1,236	4,629	2,660

Total stock based compensation expense	$2,278	$2,582	$9,120	$5,509

(7) Assumes 39% income tax rate.